Exhibit 1.01
STEM, INC.
CONFLICT MINERALS REPORT
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025
This Conflict Minerals Report (the “Report”) of Stem, Inc. (the “Company,” “Stem,” “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2025 to December 31, 2025. The Rule requires disclosure of certain information when a company’s products include specified minerals that are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, gold and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“conflict minerals”).

The information presented in this Report includes the activities of our majority-owned subsidiaries.

Company Overview; Covered Products

Stem is reimagining technology to drive the energy transition. We help asset owners, operators and stakeholders benefit from the full value of their energy portfolio by enabling the intelligent development, deployment and operation of clean energy assets. Our integrated software suite, PowerTrackTM, provides asset monitoring software and solutions, supported by professional and managed services, under one consolidated set of solutions. Our solutions and services are designed to provide customers with the information they need clearly and accurately and help harness raw data to inform actionable insight. PowerTrack is our integrated suite of software and solutions for solar, storage and hybrid assets. Within the PowerTrack product suite we offer PowerTrack Software, PowerTrack Energy Management System, PowerTrack Supervisory Control and Data Acquisition (“SCADA”), PowerTrack Power Plant Controller (“PPC”), PowerTrack Logger, and PowerTrack Optimizer.

Our PowerTrack Software for solar monitoring and analytics enables the standardization of energy portfolios on one hardware agnostic application. We offer commercial and industrial- and utility-scale edge hardware solutions, which are original equipment manufacturer-agnostic devices that are used to connect customers’ solar and storage assets to our software applications in a unified view. We offer project services to our PowerTrack customers to assist with designing and commissioning of solutions. We offer Managed Services, which are full lifecycle, storage services covering the design, procurement, commissioning, operation and optimization of energy storage and hybrid systems, enabled by our PowerTrack Optimizer software, to our customers. We also offer a comprehensive suite of Professional Services to support solar and storage projects through every stage of the project lifecycle, providing our customers with the expertise needed to navigate the complexity and scale of clean energy portfolios. We serve project developers, asset owners, engineering, procurement and construction firms (“EPCs”) and distributors. . In some cases, we also resell battery original equipment manufacturer hardware to our customers for a fee.

Because we do not manufacture products that contain conflict minerals necessary to the functionality or production of those products, this Report relates solely to products manufactured by some of our suppliers, containing conflict minerals necessary to product functionality or production (“necessary conflict minerals”) (the “covered products”).

For the reporting period covered by this Report, our covered products included, edge hardware for solar assets management, energy storage systems comprised of lithium-ion battery modules, converters and related equipment that we source from suppliers and pass along to our customers at project sites.

Reasonable Country of Origin Inquiry

We engaged Source Intelligence (“SI”) as an outside agent to assist and guide us in our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts. We then performed an analysis of our supply chain and defined the scope of our RCOI by identifying and contacting suppliers that provided products that we believed were likely to constitute covered products for the reporting period. During our review, we asked scoping questions that allowed us to exclude certain suppliers and ultimately identify 35 suppliers that were within the scope of the Rule.

Because we are several tiers removed from the mining, smelting, or refining of necessary conflict minerals, we then worked with SI to conduct a survey of suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). The CMRT is a standardized reporting template that was developed to facilitate disclosure and communication of information regarding mineral country of origin, and the smelters and refiners being utilized in a company’s supply chain. The CMRT has been widely adopted and used by many companies in their due diligence processes related to conflict minerals.

We worked with SI to engage with our suppliers and to provide them instructions about the CMRT and its requirements, as well as correct data collection processes for the information provided to us. At various points during the outreach program, the responses were reviewed against criteria developed to help validate such information and determine which suppliers required further engagement. We inquired about responses that were not clear to us and followed up with supplier contacts that were not responsive. We reached out to our suppliers using contacts we believed to be current and up to date. Where one contact person was unresponsive, we reached out to additional known contacts at the relevant supplier. We continued to seek responses through May 18, 2026.

We received a valid CMRT from 29 of the 35 suppliers that we surveyed. The result is a 83% response rate, which is an improvement from our previous year’s reporting cycle. Because the CMRTs indicated that some smelters or refiners in the suppliers’ supply chains might be sourcing conflict minerals from the Democratic Republic of Congo or an adjoining country (the “covered countries”), we performed additional due diligence, as outlined below.

Due Diligence Program

Program Objectives

We are committed to responsible sourcing, transparency and sustainability in our supply chain. As we learn and gain further operational knowledge as a public company, we will continue to improve our formal processes, strategies and policies to realize these commitments. Our objectives include:

a.Expecting our suppliers to:
i.provide us with timely, accurate and complete information about conflict mineral content and country of origin information on the products supplied to us;
ii.work with us in any review of their supply chain and procurement process, conflict mineral audits, and due diligence on their suppliers as required for our annual SEC disclosure; and
iii.cooperate with us in developing a chain of custody for conflict minerals in the supply chain and identifying and sourcing conflict-free sources for the minerals used in our covered products.
b.Developing and implementing policies and processes toward preventing the use of necessary conflict minerals that may finance or benefit armed groups in the covered countries.
c.Expecting suppliers to actively engage with us on other supply chain due diligence efforts, such as human rights and forced labor assessments.

We believe in establishing and maintaining long-term relationships with suppliers whenever possible, and we are committed to working closely with our suppliers to accomplish the above objectives.

Diligence Process Design

Our due diligence processes have been designed in conformity with, in all material respects, the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”), consistent with our position in the supply chain for the covered products. The OECD Guidance provides a detailed due diligence framework to support responsible global supply chain management of conflict minerals and other mineral resources and is currently the leading international framework for raw material due diligence. Our process aligns with the following five steps:

a.Step 1. Establish Strong Company Management Systems
b.Step 2. Identify and Assess Risks in the Supply Chain
c.Step 3. Design and Implement a Strategy to Respond to Identified Risks
d.Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
e.Step 5. Report Annually on Supply Chain Due Diligence

As a purchaser of our covered products, we are many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, do not purchase minerals directly from smelters or refiners, and do not conduct purchasing activities directly in any of the covered countries. As we do not have a direct relationship with conflict minerals smelters and refiners, we partnered with SI to help us use conflict mineral reporting resources developed by RMI to disclose upstream actors in the supply chain, and we use the CMRT to gather information on the chain of custody of the conflict minerals included in our covered products.

Due to the breadth, complexity and constant evolution of the global supply chain for the covered products, it can be challenging to verify the origin of all conflict minerals. In addition, the information provided by suppliers may be inaccurate, incomplete or subject to other irregularities. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging tools and resources developed by RMI and others to validate smelters or refiners as conflict free, and continuing our outreach efforts, we hope to further develop transparency into our supply chain as we grow.

Step 1. Establish Strong Company Management Systems

We have established a cross-functional team that is responsible for complying with the Rule and furthering the other objectives described above. Our team is led by senior leaders from our legal and supply chain departments.

Step 2. Identify and Assess Risks in the Supply Chain

To identify conflict minerals risks in the supply chain for our covered products, we partnered with SI to perform the RCOI, as described above. SI then worked with our cross-functional team to review the CMRT information received from our suppliers during our RCOI. For responses indicating that a smelter or refiner might be sourcing conflict minerals from the covered countries, SI performed an additional investigation to collect information about the source and chain of custody of the conflict minerals. SI also performed additional diligence where responses indicated that a smelter or refiner did not know the origin of the conflict minerals that they sourced.

SI relies on the following internationally accepted audit standards to research smelters and refiners: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. SI is an official vendor member of the RMI to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.

If the smelter or refiner is not certified by these internationally recognized schemes, SI attempts to contact the smelter or refiner to gain more information. Additional research is also performed to determine whether there are any outside sources of information regarding the smelter or refiner’s sourcing practices.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

As the completeness and accuracy of the due diligence information improves, our cross-functional team intends to continue to develop strategies to respond to risks in our supply chain. This includes taking steps to support the use of validation, certification and audit programs for smelters and refiners in the supply chain for our covered products. Where a supplier (i) has been unresponsive or otherwise uncooperative in our due diligence efforts or (ii) is not willing to expect its own suppliers to use conflict-free sources, then we may reassess the supplier relationship.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As stated above, we do not have direct relationships with smelters and refiners. As such, we do not perform direct audits of the entities that provide the necessary conflict minerals in our covered products. However, we support and rely on audits of smelters and refiners conducted by third parties, and this information is used throughout our due diligence process.

Step 5. Report Annually on Supply Chain Due Diligence

This Report and our Form SD will be filed with the SEC, and will be publicly available on the investor relations page of our website at investors.stem.com.

Due Diligence Results

Survey Response

We received 29 completed CMRTs from the 35 in-scope suppliers surveyed (an 83% completion rate).

Efforts to Determine Country of Origin of Conflict Minerals

Our efforts to determine the mine or location of origin of the necessary conflict minerals in our covered products with the greatest specificity reasonably possible to us consisted of the due diligence measures described in this Report.

Smelters or Refiners Identified

In total, 365 known smelters and refiners were identified as potentially in the supply chain for our covered products. 10 of the smelters and refiners were identified as having sourced conflict minerals from the covered countries and are not certified by any known organization, and 147 were identified as having no known country of origin for a portion of their conflict minerals.

Set forth in Annex 1 is the list as of May 18, 2026 of all known smelters and refiners identified as potentially being in the supply chain for our covered products. The information provided in Annex 1 is based on information provided by our suppliers and the RMAP. Our suppliers provided responses on a company-wide basis, rather than a product basis. As a result, the conflict minerals from the smelters or refiners identified in Annex 1 are not necessarily included in our covered products.

We determined that a portion of the conflict minerals contained in the covered products may have originated from the covered countries, but we were unable to determine the origin of all conflict minerals in our covered products. Therefore, we are unable to conclusively determine the country of origin of the necessary conflict minerals in all our covered products.

Future Process Improvements

We intend to continue to communicate our expectations and information requirements to our direct suppliers and continue to work towards a more transparent and ethical supply chain. In addition, we intend to continue to make inquiries of our suppliers (including, in particular, those suppliers who reported the existence of smelters or refiners that we identified as having sourced conflict minerals from the covered countries and are not certified by any known organization) and undertake additional risk assessments. We expect our direct suppliers to take similar measures with their suppliers so that there is alignment throughout our supply chain.

Cautionary Note on Forward-Looking Statements

This Report includes forward-looking statements within the meaning of federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, our intentions and expectations regarding future supplier engagement, risk mitigation efforts and strategy, and process improvements, constitute forward-looking statements that involve risks and uncertainties. Actual results or outcomes could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results or outcomes to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

ANNEX 1
Smelters and Refiners
Our due diligence indicated that the smelters and refiners listed below may be in the supply chain for our covered products.

Metal	Official Smelter Name	RMI Smelter ID
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Sai Refinery	CID002853
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	SAFINA A.S.	CID002290
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Abington Reldan Metals, LLC	CID002708
Gold	NH Recytech Company	CID003189
Gold	Coimpa Industrial LTDA	CID004010
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	SAMWON METALS Corp.	CID001562
Gold	Sovereign Metals	CID003383
Gold	L'Orfebre S.A.	CID002762
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Samduck Precious Metals	CID001555
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	SOLEIL METALS (Chala One Plant)	CID004704
Gold	Istanbul Gold Refinery	CID000814
Gold	Heimerle + Meule GmbH	CID000694
Gold	SAAMP	CID002761
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Elite Industech Co., Ltd.	CID004755
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	International Precious Metal Refiners	CID002562
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Torecom	CID001955
Gold	Chimet S.p.A.	CID000233
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	ASAHI METALFINE, Inc.	CID000082
Gold	Agosi AG	CID000035
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	JX Advanced Metals Corporation	CID000937
Gold	Singway Technology Co., Ltd.	CID002516
Gold	Attero Recycling Pvt Ltd	CID004697
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651

Gold	Marsam Metals	CID002606
Gold	Alexy Metals	CID003500
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Japan Mint	CID000823
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Advanced Chemical Company	CID000015
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	SAM Precious Metals FZ-LLC	CID003666
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Sudan Gold Refinery	CID002567
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	Italpreziosi	CID002765
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	CID005014
Gold	Gasabo Gold Refinery Ltd	CID005006
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CID001947
Gold	LS MnM Inc.	CID001078
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750
Gold	SOLEIL METALS (YAKARI Plant)	CID004705
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Kundan Care Products Ltd.	CID003463
Gold	Bangalore Refinery	CID002863
Gold	Kyrgyzaltyn JSC	CID001029
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	Royal Canadian Mint	CID001534
Gold	REMONDIS PMR B.V.	CID002582
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489
Gold	Shirpur Gold Refinery Ltd.	CID002588
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	Cendres + Metaux S.A.	CID000189
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	JSC Uralelectromed	CID000929
Gold	WEEEREFINING	CID003615
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	African Gold Refinery**	CID003185
Gold	Metalor Technologies S.A.	CID001153
Gold	Aurubis AG	CID000113
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	DSC (Do Sung Corporation)	CID000359

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	Kazzinc Ltd	CID000957
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Gold by Gold Colombia	CID003641
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	MD Overseas	CID003548
Gold	Materion	CID001113
Gold	Fujairah Gold FZC	CID002584
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	CGR Metalloys Pvt Ltd.	CID003382
Gold	JSC Novosibirsk Refinery	CID000493
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Yunnan Copper Southwest Copper Branch	CID000197
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	NOBLE METAL SERVICES	CID003690
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	Metallix Refining Inc.	CID003557
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Albino Mountinho Lda.	CID002760
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	MKS PAMP SA	CID001352
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Metalor USA Refining Corporation	CID001157
Gold	Boliden Mineral AB (Ronnskar)	CID000157
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	CID002779
Gold	Morris and Watson	CID002282
Gold	Gold Coast Refinery	CID003186
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Valcambi S.A.	CID002003
Gold	Impala Platinum - Rustenburg Smelter	CID004610
Gold	Nihon Material Co., Ltd.	CID001259
Gold	K.A. Rasmussen	CID003497

Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Dijllah Gold Refinery FZC	CID003348
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Asahi Refining USA Inc.	CID000920
Gold	QG Refining, LLC	CID003324
Gold	8853 S.p.A.	CID002763
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Yamakin Co., Ltd.	CID002100
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714
Gold	Argor-Heraeus S.A.	CID000077
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Kazakhmys Smelting LLC	CID000956
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	PX Precinox S.A.	CID001498
Gold	ABC Refinery Pty Ltd.	CID002920
Gold	Gold Corporation - The Perth Mint	CID002030
Gold	JALAN & Company	CID002893
Gold	Glencore Canada Corporation - CCR Refinery	CID000185
Gold	Safimet S.p.A	CID002973
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	AU Traders and Refiners	CID002850
Gold	Industrial Refining Company	CID002587
Gold	L'azurde Company For Jewelry	CID001032
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Caridad	CID000180
Gold	Impala Platinum - Base Metal Refinery (BMR)	CID004604
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491
Gold	Sabin Metal Corp.	CID001546
Gold	Modeltech Sdn Bhd	CID002857
Gold	Emirates Gold DMCC	CID002561
Gold	Kaloti Precious Metals	CID002563
Gold	LT Metal Ltd.	CID000689
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435
Gold	GG Refinery Ltd.	CID004506
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	T.C.A S.p.A	CID002580
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425

Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Pease & Curren	CID002872
Gold	Chugai Mining	CID000264
Gold	Dongwu Gold Group	CID003663
Gold	Moscow Special Alloys Processing Plant	CID001204
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	NPM Silmet OU	CID001200
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Materion Newton Inc.	CID002548
Tantalum	Telex Metals	CID001891
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	AMG Brasil	CID001076
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	5D Production OU	CID003926
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	QuantumClean	CID001508
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	KEMET de Mexico	CID002539
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	PowerX Ltd.	CID004054
Tantalum	D Block Metals, LLC	CID002504
Tin	PT Cipta Persada Mulia	CID002696
Tin	Rui Da Hung	CID001539
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Super Ligas	CID002756

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403
Tin	PT Arsed Indonesia	CID005067
Tin	Fenix Metals	CID000468
Tin	Tin Technology & Refining	CID003325
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Dowa	CID000402
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Metallic Resources, Inc.	CID001142
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Premium Tin Indonesia	CID000313
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CID004796
Tin	PT Mitra Stania Prima	CID001453
Tin	Mining Minerals Resources SARL	CID004065
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Tin	CRM Synergies EMEA, S.L.U.	CID003524
Tin	CV Ayi Jaya	CID002570
Tin	PT Timah Tbk Kundur	CID001477
Tin	Aurubis Berango	CID002774
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Tin	Minsur	CID001182
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	P Kay Metal, Inc	CID005189
Tin	PT Bangka Prima Tin	CID002776
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	PT Panca Mega Persada	CID001457
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	Mitsubishi Materials Corporation	CID001191
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Tin	Estanho de Rondonia S.A.	CID000448
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	Modeltech Sdn Bhd	CID002858
Tin	Dongguan Best Alloys Co., Ltd.	CID000377
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	CID004692
Tin	EM Vinto	CID000438
Tin	Mineracao Taboca S.A.	CID001173
Tin	PT Prima Timah Utama	CID001458

Tin	PT Mitra Sukses Globalindo	CID003449
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	PT Rajehan Ariq	CID002593
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	PT Artha Cipta Langgeng	CID001399
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tin	Conecsus LLC	CID003504
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Novosibirsk Tin Combine	CID001305
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Luna Smelter, Ltd.	CID003387
Tin	Woodcross Smelting Company Limited	CID004724
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Alpha Assembly Solutions Inc	CID000292
Tin	Thaisarco	CID001898
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Aurubis Beerse	CID002773
Tin	PT Mitra Graha Raya	CID004685
Tin	PT Masbro Alam Stania	CID003380
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	Pongpipat Company Limited	CID003208
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	OOO “Technolom” 1	CID003614
Tungsten	MALAMET SMELTING SDN. BHD.	CID004056
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Unecha Refractory Metals Plant	CID002724
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	S.P.T. spol.s r.o.	CID005068
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	CID004619
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	Lianyou Advanced Materials Co., Ltd.	CID004397
Tungsten	ACL Metais Eireli	CID002833

Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	HANNAE FOR T Co., Ltd.	CID003978
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Artek LLC	CID003553
Tungsten	Tungamoy Metals Inc.	CID005248
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797
Tungsten	OOO “Technolom” 2	CID003612
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	NPP Tyazhmetprom LLC	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tungsten	Global Tungsten & Powders LLC	CID000568
Tungsten	Kennametal Fallon	CID000966
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CID005012
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662
Tungsten	Nam Viet Cromit Joint Stock Company	CID004034
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Philippine Carreytech Metal Corp.	CID004438
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	CID005017
Tungsten	LLC Vostok	CID003643
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Moliren Ltd.	CID002845
** One of our suppliers reported the presence of this entity in its supply chain. This entity was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022 (specifically,

CID003185 - African Gold Refinery). Stem does not purchase materials from or conduct any business directly with this entity. Most of Stem’s suppliers provide smelter data at a company-wide level. As such, Stem is unable to confirm whether African Gold Refinery was in the Company’s supply chain during fiscal year 2025.

Countries of Origin
Below is a list of countries from which the above smelters and refiners are known to source conflict minerals.

Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia (Plurinational State Of)
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo
Congo, Democratic Republic of The
Cote D’Ivoire
Czechia
Djibouti
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India

Indonesia
Ireland
Israel
Italy
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic Of
Kyrgyzstan
Lao People’s Democratic Republic
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan, Province of China

Tajikistan
Tanzania, United Republic of
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom of Great Britain and Northern Ireland
United States of America
Uzbekistan
Vietnam
Zambia
Zimbabwe